EXHIBIT 10(c)

                  WRITTEN CONSENT OF PRICEWATERHOUSECOOPERS LLP


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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Pre-Effective Amendment No. 1 to the registration statement on Form N-4 ("Registration Statement") of our report dated February 15, 2000, except as to Note 24, which is as of December 7, 2000, relating to the consolidated financial statements of Phoenix Home Life Mutual Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
January 12, 2001